SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of The Securities Exchange Act

             Date of Report (Date of Earliest Reported) May 11, 2001


                          NEW ERA TECHNOLOGIES COMPANY
                       ----------------------------------
                       (Name of Small BusinessRegistrant)


    Nevada                         0-2789186                      0965901
--------------                    -----------             ----------------------
  (State of                       (Commission                (I.R.S. Employer
Incorporation)                    File Number             Identification Number)


                23935 Madison Street, Torrance, California 90505
           -----------------------------------------------------------
           (Address of Principal Executive Offices Including Zip Code)


                                 (310) 373 6888
                           --------------------------
                           (Issuers Telephone Number)


                                 FirstCai, Inc.
           10245 East Via Linda, Suite 220, Scottsdale, Arizona 85258
           ----------------------------------------------------------
             Former Name, Former Address if Changed From Last Report

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On May 11, 2001 a change in control of FirstCai, Inc. ("FirstCai") occurred pursuant to the Agreement and Plan of Reorganization between FirstCai and New Era Technologies Company, a Nevada corporation ("New Era Technologies"). As agreed by all the shareholders of both companies, Firstcai acquired 100% of the stock of New Era Technologies in exchange for 25,000,000 newly issued shares of FirstCai common stock. The majority shareholder of FirstCai also cancelled and returned 3,724,210 shares to FirstCai

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On April 30, 2001 the Board of Directors and the shareholders of New Era Technologies agreed to transfer 100% of their shares to FirstCai for 25,000,000 newly issued shares of FirstCai common stock.

ITEM 5. OTHER EVENTS

     Pursuant to the Agreement and Plan of Reorganization the First Article of the registrant's Articles of Incorporation was amended changing the name of the registrant to New Era Technologies Company.

ITEM 6. RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS

     On May 12, 2001, Mr. Edmond Lonergan, the registrant's sole officer and director resigned pursuant to the terms of the Agreement and Plan of Reorganization. The new Board of Directors consists of

     John Cartier
     Lilly W. Lin
     Thomas S. Lin

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements

            Pro Forma financial Statements of the merged Companies to be filed by amendment.

     (b) Exhibits

         2     Agreement and Plan of Reorganization

        17     Letter of Resignation

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

                                    New Era Technologies Company


May 17, 2001                        /s/ John Cartier
                                    ------------------------------------
                                    John Cartier, President and Director


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